FOR IMMEDIATE ISSUE

STAGWELL INC. (NASDAQ: STGW) REPORTS RESULTS FOR THE THREE MONTHS ENDED MARCH 31, 2023

Revenue of $622 Million
Adjusted EBITDA of $72 million
First Quarter Results in line with Management Expectations
Reaffirms 2023 Full Year Guidance
Announces Share Repurchase Agreement for over 23.3 million Class A Shares in Stagwell Inc.
Aggregate Class A and Class C Shares reduced 8% to 267 million

New York, NY, May 9, 2023 (NASDAQ: STGW) – Stagwell Inc. (“Stagwell”) today announced financial results in line with internal expectations for the three months ended March 31, 2023.

FIRST QUARTER RESULTS:

•Revenue and EBITDA in line with management expectations
•Revenue of $622 million, a decrease of 3% versus the prior year period.
•First quarter net revenue of $522 million, a decrease of 1% versus the prior period.
•Organic net revenue decline of 3%, and excluding advocacy of 1%, versus the prior year period.
•On a two-year growth stack basis, organic net revenue growth of 21%
•First quarter net income attributable to Stagwell Inc. Common Shareholders of $0.4 million versus $13 million in the prior year period.
•First quarter Adjusted EBITDA of $72 million, a decrease of 29% versus the prior year period.
•First quarter Adjusted Earnings Per Share for Stagwell Inc. Common Shareholders of $0.13 versus $0.22 in the prior year period.
•Net new business wins of $53 million in the quarter and $212 million for the trailing twelve months.

"Stagwell is stronger than ever today with the removal of an overhang on the stock and Q1 results in line with management’s expectations, allowing us to reaffirm guidance for another year of significant growth,” said Mark Penn, Chairman and CEO of Stagwell Inc. “This quarter is compared to Q1 2022 which had 24% of organic growth compared to 14% for the year. We expect to return to double-digit growth in the later quarters, especially given strong new business wins within the quarter and after the close. We are moving forward with the Stagwell Marketing Cloud and all investors are invited to try our generative A.I. product at www.PRProphet.ai.”

“We have additionally announced entry into a definitive agreement, approved unanimously by Stagwell’s independent and disinterested directors who were advised by outside counsel and advisers, to repurchase approximately 23.3 million shares of Stagwell Inc. Class A Stock from AlpInvest,” Penn added. “I believe this purchase will help create value for shareholders in the marketplace given our undervalued stock.”

Frank Lanuto, Chief Financial Officer, commented: “Coming off a record Q1 performance in 2022, the Company posted first quarter results in a challenging environment that were in line with management expectations. We are beginning to see positive signs, including strong new business wins, and improving client conditions, which give us confidence about the outlook for the remainder of the year.”

Financial Outlook
2023 financial guidance is as follows:
•Organic Net Revenue growth of 7.5% – 10%
•Organic Net Revenue growth ex-Advocacy of 10% – 14%
•Adjusted EBITDA of $450 million – $490 million
•Free Cash Flow Conversion of 50% – 60%
•Adjusted EPS of $0.90 – $1.05
•Guidance assumes no impact from foreign exchange, acquisitions or dispositions.

* The Company has excluded a quantitative reconciliation with respect to the Company’s 2023 guidance under the “unreasonable efforts” exception in Item 10(e)(1)(i)(B) of Regulation S-K. See "Non-GAAP Financial Measures" below for additional information.

Stock Repurchase Program
In the first quarter, the Company repurchased approximately 2.6 million shares of Class A Common Stock at an average price of $6.91 per share for an aggregate value of approximately $18 million. The remaining value of shares permitted to be repurchased was approximately $180 million as of March 31, 2023.

Stock Repurchase Transaction
On May 9, 2023, Stagwell Inc. agreed to repurchase approximately 23.3 million shares from AlpInvest Partners at a share price of $6.43 which is a total value of approximately $150 million. As announced separately, Stagwell Media LP, a shareholder in Stagwell Inc., and AlpInvest are engaged in advanced negotiations to redeem AlpInvest's remaining interests in Stagwell Media LP., subject to final documentation. Upon completion of these transactions, AlpInvest Partners will no longer be an investor in Stagwell Inc.

Conference Call
Management will host a video webcast and conference call on Tuesday, May 9, 2023, at 8:30 a.m. (ET) to discuss results for Stagwell Inc. for the three months ended March 31, 2023. The video webcast will be accessible at https://stgw.io/Q12023Earnings. An investor presentation has been posted on our website at www.stagwellglobal.com and may be referred to during the conference call.

A recording of the conference call will be accessible one hour after the call and available for ninety days at www.stagwellglobal.com.

Stagwell Inc.
Stagwell is the challenger network built to transform marketing. We deliver scaled creative performance for the world's most ambitious brands, connecting culture-moving creativity with leading-edge technology to harmonize the art and science of marketing. Led by entrepreneurs, our 13,000+ specialists in 34+ countries are unified under a single purpose: to drive effectiveness and improve business results for their clients. Join us at www.stagwellglobal.com.

Contacts
For Investors:
Ben Allanson
Ir@stagwellglobal.com

For Press:
Beth Sidhu
Pr@stagwellglobal.com

Non-GAAP Financial Measures
In addition to its reported results, Stagwell Inc. has included in this earnings release certain financial results that the Securities and Exchange Commission (SEC) defines as "non-GAAP Financial Measures." Management believes that such non-GAAP financial measures, when read in conjunction with the Company's reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the Company's results. Such non-GAAP financial measures include the following:
(1) Organic Revenue: “Organic revenue growth” and “organic revenue decline” refer to the positive or negative results, respectively, of subtracting both the foreign exchange and acquisition (disposition) components from total revenue growth. The acquisition (disposition) component is calculated by aggregating prior period revenue for any acquired businesses, less the prior period revenue of any businesses that were disposed of during the current period. The organic revenue growth (decline) component reflects the constant currency impact of (a) the change in revenue of the partner firms that the Company has held throughout each of the comparable periods presented, and (b) “non-GAAP acquisitions (dispositions), net”. Non-GAAP acquisitions (dispositions), net consists of (i) for acquisitions during the current year, the revenue effect from such acquisition as if the acquisition had been owned during the equivalent period in the prior year and (ii) for acquisitions during the previous year, the revenue effect from such acquisitions as if they had been owned during that entire year (or same period as the current reportable period), taking into account their respective pre-acquisition revenues for the applicable periods, and (iii) for dispositions, the revenue effect from such disposition as if they had been disposed of during the equivalent period in the prior year.
(2) Net New Business: Estimate of annualized revenue for new wins less annualized revenue for losses incurred in the period.
(3) Adjusted EBITDA: defined as Net income excluding non-operating income or expense to achieve operating income, plus depreciation and amortization, stock-based compensation, deferred acquisition consideration adjustments, and other items. Other items include restructuring costs, acquisition-related expenses, and non-recurring items.
(4) Adjusted Diluted EPS is defined as (i) Net income (loss) attributable to Stagwell Inc. common shareholders, plus net income attributable to Class C shareholders, excluding amortization expense, impairment and other losses, stock-based compensation, deferred acquisition consideration adjustments, discrete tax items, and other items, divided by (ii) (a) the per weighted average number of common shares outstanding plus (b) the weighted average number of Class C shares outstanding, (if dilutive). Other items includes restructuring costs, acquisition-related expenses, and non-recurring items, and subject to the anti-dilution rules.
(5) Free Cash Flow: defined as Adjusted EBITDA less capital expenditures, change in net working capital, cash taxes, interest, and distributions to minority interests, but excludes contingent M&A payments.

(6) Financial Guidance: The Company provides guidance on a non-GAAP basis as it cannot predict certain elements which are included in reported GAAP results.
Included in this earnings release are tables reconciling reported Stagwell Inc. results to arrive at certain of these non-GAAP financial measures.

This document contains forward-looking statements. within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company’s representatives may also make forward-looking statements orally or in writing from time to time. Statements in this document that are not historical facts, including, statements about the Company’s beliefs and expectations, future financial performance and future prospects, business and economic trends, potential acquisitions, and estimates of amounts for redeemable noncontrolling interests and deferred acquisition consideration, constitute forward-looking statements. Forward-looking statements, which are generally denoted by words such as “anticipate,” “assume,” “believe,” “continue,” “could,” “create,” “estimate,” “expect,” “focus,” “forecast,” “foresee,” “future,” “guidance,” “intend,” “look,” “may,” “opportunity,” “outlook,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” or the negative of such terms or other variations thereof and terms of similar substance used in connection with any discussion of current plans, estimates and projections are subject to change based on a number of factors, including those outlined in this section.

Forward-looking statements in this document are based on certain key expectations and assumptions made by the Company. Although the management of the Company believes that the expectations and assumptions on which such forward-looking statements are based are reasonable, undue reliance should not be placed on the forward-looking statements because the Company can give no assurance that they will prove to be correct. The material assumptions upon which such forward-looking statements are based include, among others, assumptions with respect to general business, economic and market conditions, the competitive environment, anticipated and unanticipated tax consequences and anticipated and unanticipated costs. These forward-looking statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in this section. These forward-looking statements are subject to various risks and uncertainties, many of which are outside the Company’s control. Therefore, you should not place undue reliance on such statements. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events, if any.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statements. Such risk factors include, but are not limited to, the following:
•risks associated with international, national and regional unfavorable economic conditions that could affect the Company or its clients;
•the continued impact of the coronavirus pandemic (“COVID-19”), and evolving strains of COVID-19 on the economy and demand for the Company’s services, which may precipitate or exacerbate other risks and uncertainties;
•inflation and actions taken by central banks to counter inflation;
•the Company’s ability to attract new clients and retain existing clients;
•the impact of a reduction in client spending and changes in client advertising, marketing and corporate communications requirements;
•financial failure of the Company’s clients;
•the Company’s ability to retain and attract key employees;
•the Company’s ability to compete in the markets in which it operates;
•the Company’s ability to achieve its cost saving initiatives;
•the Company’s implementation of strategic initiatives;
•the Company’s ability to remain in compliance with its debt agreements and the Company’s ability to finance its contingent payment obligations when due and payable, including but not limited to those relating to redeemable noncontrolling interests and deferred acquisition consideration;
•the Company’s ability to manage its growth effectively, including the successful completion and integration of acquisitions that complement and expand the Company’s business capabilities;
•the Company’s ability to develop products incorporating new technologies, including augmented reality, artificial intelligence, and virtual reality, and realize benefits from such products;
•an inability to realize expected benefits of the combination of the Company’s business with the business of MDC;
•adverse tax consequences in connection with the Transactions for the Company, its operations and its shareholders, that may differ from the expectations of the Company, including that future changes in tax law, potential increases to corporate tax rates in the United States and disagreements with the tax authorities on the Company’s determination of value and computations of its attributes may result in increased tax costs;
•the occurrence of material Canadian federal income tax (including material “emigration tax”) as a result of the Transactions;
•the Company’s unremediated material weaknesses in internal control over financial reporting and its ability to establish and maintain an effective system of internal control over financial reporting;
•the Company’s ability to protect client data from security incidents or cyberattacks;
•economic disruptions resulting from war and other geopolitical tensions (such as the ongoing military conflict between Russia and Ukraine), terrorist activities and natural disasters;
•stock price volatility; and
•foreign currency fluctuations.

Investors should carefully consider these risk factors, other risk factors described herein, and the additional risk factors outlined in more detail in our 2022 Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on March 6, 2023, and accessible on the SEC’s website at www.sec.gov, under the caption “Risk Factors,” and in the Company’s other SEC filings.

SCHEDULE 1
STAGWELL INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands, except per share amounts)

	Three Months Ended March 31,
	2023	2022
Revenue	$622,444	$642,903
Operating Expenses
Cost of services	413,898	411,970
Office and general expenses	158,836	144,512
Depreciation and amortization	33,477	31,204
Impairment and other losses	—	557
	606,211	588,243
Operating Income	16,233	54,660
Other income (expenses):
Interest expense, net	(18,189)	(18,729)
Foreign exchange, net	(670)	(306)
Other, net	220	156
	(18,639)	(18,879)
Income (loss) before income taxes and equity in earnings of non-consolidated affiliates	(2,406)	35,781
Income tax expense	2,384	3,189
Income (loss) before equity in earnings of non-consolidated affiliates	(4,790)	32,592
Equity in income (loss) of non-consolidated affiliates	(227)	1,030
Net income (loss)	(5,017)	33,622
Net (income) loss attributable to noncontrolling and redeemable noncontrolling interests	5,460	(20,947)
Net income attributable to Stagwell Inc. common shareholders	$443	$12,675
Income (loss) Per Common Share:
Basic	$0.00	$0.10
Diluted	$(0.01)	$0.10
Weighted Average Number of Common Shares Outstanding:
Basic	125,199	122,285
Diluted	289,806	297,484

SCHEDULE 2
STAGWELL INC.
UNAUDITED COMPONENTS OF NET REVENUE CHANGE
(amounts in thousands)

		Net Revenue - Components of Change					Change
	Three Months Ended March 31, 2022	Foreign Currency	Net Acquisitions (Divestitures)	Organic	Total Change	Three Months Ended March 31, 2023	Organic	Total

Integrated Agencies Network	$303,666	$(2,793)	$2,465	$(10,434)	$(10,762)	$292,904	(3.4)%	(3.5)%
Brand Performance Network	155,482	(4,118)	5,911	5,659	7,452	162,934	3.6%	4.8%
Communications Network	64,379	(281)	1,069	$(12,195)	(11,407)	52,972	(18.9)%	(17.7)%
All Other	3,110	(157)	9,038	861	9,742	12,852	27.7%	313.2%
	$526,637	$(7,349)	$18,483	$(16,109)	$(4,975)	$521,662	(3.1)%	(0.9)%

Note: The Company made changes to its internal management and reporting structure in the first quarter of 2023, resulting in an update to our reportable segments (Networks). The change in reportable segments was that Mono, previously in the Integrated Agencies Network, is now within Allison & Partners in the Communications Network, and Storyline (a Brand specializing in research and survey generation), previously in the Communications Network, is now within Constellation in the Integrated Agencies Network. Periods presented prior to the first quarter of 2023 have been recast to reflect the reclassification of certain reporting units (Brands) between operating segments.

SCHEDULE 3
STAGWELL INC.
UNAUDITED SEGMENT OPERATING RESULTS
(amounts in thousands)

For the Three Months Ended March 31, 2023

	Integrated Agencies Network	Brand Performance Network	Communications Network	All Other	Corporate	Total
Net Revenue	$292,904	$162,934	$52,972	$12,852	$—	$521,662
Billable costs	36,888	50,406	13,488	—	—	100,782
Revenue	329,792	213,340	66,460	12,852	—	622,444

Billable costs	36,888	50,406	13,488	—	—	100,782
Staff costs	187,693	104,596	40,077	10,487	6,824	349,677
Administrative costs	29,166	23,082	8,756	3,195	3,977	68,176
Unbillable and other costs, net	16,660	11,835	126	2,975	(9)	31,587
Adjusted EBITDA (1)	59,385	23,421	4,013	(3,805)	(10,792)	72,222

Stock-based compensation	8,198	657	507	32	2,610	12,004
Depreciation and amortization	18,643	8,244	2,713	1,948	1,929	33,477
Deferred acquisition consideration	5,991	(1,179)	539	(1,263)	—	4,088
Other items, net (1)	3,025	1,992	605	—	798	6,420
Operating income (loss)	$23,528	$13,707	$(351)	$(4,522)	$(16,129)	$16,233

(1) See Non-GAAP Financial Measures section above for the definition of Adjusted EBITDA and Other items, net.

Note: The Company made changes to its internal management and reporting structure in the first quarter of 2023, resulting in an update to our reportable segments (Networks). The change in reportable segments was that Mono, previously in the Integrated Agencies Network, is now within Allison & Partners in the Communications Network, and Storyline (a Brand specializing in research and survey generation), previously in the Communications Network, is now within Constellation in the Integrated Agencies Network. Periods presented prior to the first quarter of 2023 have been recast to reflect the reclassification of certain reporting units (Brands) between operating segments.

SCHEDULE 4
STAGWELL INC.
UNAUDITED SEGMENT OPERATING RESULTS
(amounts in thousands)

For the Three Months Ended March 31, 2022

	Integrated Agencies Network	Brand Performance Network	Communications Network	All Other	Corporate	Total
Net Revenue	$303,666	$155,482	$64,379	$3,110	$—	$526,637
Billable costs	45,085	42,305	28,876	—	—	116,266
Revenue	348,751	197,787	93,255	3,110	—	642,903

Billable costs	45,085	42,305	28,876	—	—	116,266
Staff costs	192,096	96,024	40,826	2,536	9,156	340,638
Administrative costs	25,609	17,040	7,068	695	5,882	56,294
Unbillable and other costs, net	17,073	11,170	47	3	—	28,293
Adjusted EBITDA (1)	68,888	31,248	16,438	(124)	(15,038)	101,412

Stock-based compensation	5,073	1,260	(243)	8	1,923	8,021
Depreciation and amortization	18,860	8,196	2,560	501	1,087	31,204
Deferred acquisition consideration	(1,325)	2,132	1,090	—	—	1,897
Impairment and other losses	—	557	—	—	—	557
Other items, net (1)	764	1,061	72	—	3,176	5,073
Operating income (loss)	$45,516	$18,042	$12,959	$(633)	$(21,224)	$54,660

(1) See Non-GAAP Financial Measures section above for the definition of Adjusted EBITDA and Other items, net.

Note: The Company made changes to its internal management and reporting structure in the first quarter of 2023, resulting in an update to our reportable segments (Networks). The change in reportable segments was that Mono, previously in the Integrated Agencies Network, is now within Allison & Partners in the Communications Network, and Storyline (a Brand specializing in research and survey generation), previously in the Communications Network, is now within Constellation in the Integrated Agencies Network. Periods presented prior to the first quarter of 2023 have been recast to reflect the reclassification of certain reporting units (Brands) between operating segments.

SCHEDULE 5
STAGWELL INC.
UNAUDITED RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE (NON-GAAP MEASURE)
(amounts in thousands, except per share amounts)

For the Three Months Ended March 31, 2023

	GAAP	Adjustments	Non-GAAP
Net income attributable to Stagwell Inc. common shareholders	$443	$18,623	$19,066
Net income (loss) attributable to Class C shareholders	(3,165)	23,104	19,939
Net income (loss) - Diluted EPS	(2,722)	41,727	39,005

Weighted average number of common shares outstanding	128,897		128,897
Weighted average number of common Class C shares outstanding	160,909		160,909
Weighted average number of shares outstanding	289,806		289,806

Diluted EPS and Adjusted Diluted EPS	$(0.01)		$0.13

Adjustments to Net Income(1)
	Pre-Tax	Tax	Net
Amortization	$26,732	$(5,346)	$21,386
Stock-based compensation	12,004	(2,401)	9,603
Deferred acquisition consideration	4,088	(818)	3,270
Other items, net	6,420	(1,283)	5,137
Tax adjustments	—	2,331	2,331
Total add-backs	$49,244	$(7,517)	$41,727

(1) Adjusted Diluted EPS is defined within the Non-GAAP Financial Measures section of the Executive Summary.

SCHEDULE 5
STAGWELL INC.
UNAUDITED RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE (NON-GAAP MEASURE)
(amounts in thousands, except per share amounts)

For the Three Months Ended, March 31, 2022

	GAAP	Adjustments	Non-GAAP
Net income attributable to Stagwell Inc. common shareholders	$12,675	$15,865	$28,540
Net income attributable to Class C shareholders	17,721	20,100	37,821
Net income - Diluted EPS	30,396	35,965	66,361

Weighted average number of common shares outstanding	297,484		297,484

Diluted EPS and Adjusted Diluted EPS	$0.10		$0.22

Adjustments to Net Income(1)
	Pre-Tax	Tax	Net
Amortization	$24,904	$(4,981)	$19,923
Stock-based compensation	8,021	(1,604)	6,417
Deferred acquisition consideration	1,897	(379)	1,518
Other items, net (1)	5,073	(985)	4,088
Tax adjustments	—	3,573	3,573
Total add-backs	$39,895	$(4,376)	$35,519

(1) Adjusted Diluted EPS is defined within the Non-GAAP Financial Measures section of the Executive Summary.

SCHEDULE 6
STAGWELL INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(amounts in thousands)

	March 31, 2023	December 31, 2022

ASSETS
Current Assets
Cash and cash equivalents	$138,529	$220,589
Accounts receivable, net	659,068	645,846
Expenditures billable to clients	97,590	93,077
Other current assets	77,930	71,443
Total Current Assets	973,117	1,030,955
Fixed assets, net	94,839	98,878
Right-of-use assets - operating leases	260,763	273,567
Goodwill	1,569,532	1,566,956
Other intangible assets, net	888,455	907,529
Other assets	114,227	115,447
Total Assets	$3,900,933	$3,993,332
LIABILITIES, RNCI, AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$308,759	$357,253
Accrued media	283,578	240,506
Accruals and other liabilities	152,937	248,477
Advance billings	334,933	337,034
Current portion of lease liabilities - operating leases	75,939	76,349
Current portion of deferred acquisition consideration	94,039	90,183
Total Current Liabilities	1,250,185	1,349,802
Long-term debt	1,235,281	1,184,707
Long-term portion of deferred acquisition consideration	71,645	71,140
Long-term lease liabilities - operating leases	278,978	294,049
Deferred tax liabilities, net	43,023	40,109
Other liabilities	70,371	69,780
Total Liabilities	2,949,483	3,009,587
Redeemable Noncontrolling Interests	32,517	39,111
Commitments, Contingencies and Guarantees
Shareholders' Equity
Common shares - Class A & B	130	132
Common shares - Class C	2	2
Paid-in capital	469,891	491,899
Retained earnings	30,324	29,445
Accumulated other comprehensive loss	(13,253)	(38,941)
Stagwell Inc. Shareholders' Equity	487,094	482,537
Noncontrolling interests	431,839	462,097
Total Shareholders' Equity	918,933	944,634
Total Liabilities, Redeemable Noncontrolling Interests and Shareholders' Equity	$3,900,933	$3,993,332

SCHEDULE 7
STAGWELL INC.
UNAUDITED SUMMARY CASH FLOW DATA
(amounts in thousands)

	Three Months Ended March 31,
	2023	2022
Cash flows from operating activities:
Net income	$(5,017)	$33,622
Adjustments to reconcile net income to cash used in operating activities:
Stock-based compensation	12,004	8,021
Depreciation and amortization	33,477	31,204
Impairment and other losses	—	557
Deferred income taxes	3,809	(1,350)
Adjustment to deferred acquisition consideration	4,088	1,897
Other, net	(1,550)	(2,647)
Changes in working capital:
Accounts receivable	(12,425)	(70,039)
Expenditures billable to clients	(4,173)	11,996
Other assets	(5,986)	(6,100)
Accounts payable	(51,670)	(32,386)
Accrued expenses and other liabilities	(54,684)	(5,592)
Advance billings	(2,986)	(17,760)
Net cash used in operating activities	(85,113)	(48,577)
Cash flows from investing activities:
Capital expenditures	(3,435)	(4,760)
Acquisitions, net of cash acquired	(220)	(935)
Capitalized software	(6,735)	(1,778)
Other	(425)	(816)
Net cash used in investing activities	(10,815)	(8,289)
Cash flows from financing activities:
Repayment of borrowings under revolving credit facility	(426,500)	(209,500)
Proceeds from borrowings under revolving credit facility	476,500	239,000
Shares acquired and cancelled	(8,263)	(14,926)
Distributions to noncontrolling interests	(10,948)	(6,464)
Payment of deferred consideration	—	(1,581)
Repurchase of Common Stock	(17,866)	—
Net cash provided by financing activities	12,923	6,529
Effect of exchange rate changes on cash and cash equivalents	945	1,481
Net decrease in cash and cash equivalents	(82,060)	(48,856)
Cash and cash equivalents at beginning of period	220,589	184,009
Cash and cash equivalents at end of period	$138,529	$135,153